AMENDMENT NO. 2
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM International Mutual Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM International Mutual Funds is now called AIM International Mutual Funds (Invesco International Mutual Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Asia Pacific Growth Fund	Invesco Asia Pacific Growth Fund
AIM European Growth Fund	Invesco European Growth Fund
AIM Global Growth Fund	Invesco Global Growth Fund
AIM Global Small & Mid Cap Growth Fund	Invesco Global Small & Mid Cap Growth Fund
AIM International Core Equity Fund	Invesco International Core Equity Fund
AIM International Growth Fund	Invesco International Growth Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM International Mutual Funds in the Contract are hereby deleted and replaced with AIM International Mutual Funds (Invesco International Mutual Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco Global Growth Fund

Invesco Global Small & Mid Cap Growth Fund

Invesco International Core Equity Fund

Invesco International Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
	Name:	Eric J. Adelson
	Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ K.G. Bayer
	Name:	K.G. Bayer
	Title:	Managing Director

By:	/s/ Jens Langewand
	Name:	Jens Langewand
	Title:	Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Ades
	Name:	Robert Ades
	Title:	Director

By:	/s/ Ian Coltman
	Name:	Ian Coltman
	Title:	Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong
	Name:	Anna Tong
	Title:	Director

By:	/s/ Gracie Liu
	Name:	Gracie Liu
	Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary and General Counsel